UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 27, 2010

Date of Report (Date of earliest event reported)

Commission File Number: 005-85380

Alaska Pacific Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	10949905	20-4523691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 625, 2005 Costa Del Mar Road, Carlsbad CA, 92009

 (Address of Principal Executive Offices) (Zip Code)

604-274-1565

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common

Name of each exchange on which registered: OTC Bulletin Board

Securities registered pursuant to section 12(g) of the Act:

Common

 (Title of class)

Check the appropriate box below; if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

AVAILABLE INFORMATION

Alaska Pacific Energy Corp. files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC").  You may read and copy documents referred to in this Report on Form 8-K that have been filed with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 27, 2010, the Board of Directors of Alaska Pacific Energy Corp. (the “Company”) accepted the resignation of Anastasios Koutsoumbos as an Officer of the Company. Mr. Koutsoumbos has been an Officer in the position of Treasurer since February 1, 2008. His resignation is not the result of any disagreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2011

ALASKA PACIFIC ENERGY CORP.

By: /s/ James R. King
James R. King
President, Chief Executive Officer and Director